UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM S-1/A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Global Smoothie Supply, Inc.

Texas	5149	20-2784-176
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4428 University Boulevard Dallas, TX 75205 214-769-0836 Fax: 214-521-4749
Copies to:
Novi & Wilkin Attorneys at Law 1325 Airmotive Way, Suite 140 Reno, NV 89502 775-232-1950 Fax: 775-201-8331

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [  ] _______________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [  ] ______________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [  ] ______________________________

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box.  [X]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filed or a smaller reporting company

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

Explanatory Note

Global Smoothie Supply, Inc. (the "Company") is filing this Amendment No. 1 to its Registration Statement on Form S-1 as an exhibit-only filing. This Amendment No. 1 to Form S-1 is being filed solely to re-file all exhibits included in the Exhibit Index included in the Form S-1 and listed below.  Except as described above, this Amendment does not reflect events occurring after the filing of the original Form S-1 on February 11, 2010 and no revisions are being made pursuant to this Amendment to the Companys financial statements or any other disclosure contained in the original Form S-1.

ITEM 16.   EXHIBITS

The following exhibits are included with this registration statement:

Exhibit Number	Name/Identification of Exhibit
3.1	Articles of Incorporation
3.2	Bylaws
3.3	Amendment to Articles of Incorporation
5.1	Opinion of Novi & Wilkin, Esq. Attorneys at Law
10.1	Blendtec Agreement
10.2	Blendtec First Rights Agreement
10.3	Convenience Store Decisions Report
10.4	7-Eleven Store Test Agreement
10.5	Tiller Employment Agreement
10.6	Ireland Employment Agreement
10.7	Roberts Employment Agreement
10.8	Gohsman Employment Agreement
10.9	Cooper Consulting Agreement
10.10	Foodprocessing.com Article
10.11	Restricted Stock Plan
10.12	Subscription Agreement (Sample)
10.13	ETL Listing
10.14	NSF Listing
23.1	Consent of Independent Auditor
23.2	Consent of Counsel (See Exhibit 5.1)

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant has duly caused this Amended Registration Statement to be signed on its behalf by the undersigned, in the City of Dallas, State of Texas, on February 19, 2010

Global Smoothie Supply, Inc.
(Registrant)

By: /s/ David C. Tiller
David C. Tiller
Chairman and CEO

In accordance with the requirements of the Securities Act of 1933, this Amended Registration Statement was signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David C. Tiller David C. Tiller	Chairman and CEO, Director (principal executive officer)	February 19, 2010

/s/ Donald M. Roberts Donald M. Roberts	Vice-Chairman, CFO and Treasurer, Director (principal financial officer)	February 19, 2010

/s/ Harry B. Ireland Harry B. Ireland	Vice-Chairman, CLO and Secretary, Director (principal legal officer)	February 19, 2010

/s/ John W. Gohsman John W. Gohsman	President and COO, Director (principal operating officer)	February 19, 2010

/s/ Jim Kline Jim Kline	Controller (principal accounting manager)	February 19, 2010